Exhibit 99.1

United States Oil Fund, LP
Monthly Account Statement
For the Month Ended November 30, 2007

Statement of Income (Loss)

Income
Realized Trading Gain (Loss)	$50,588,730
Unrealized Gain (Loss) on Market Value of Futures	(75,092,580)
Interest Income	1,392,714
ETF Transaction Fees	21,000
Total Income (Loss)	$(23,090,136)

Expenses
Investment Advisory Fee	$180,876
K-1 Tax Expense	75,326
Brokerage Commissions	58,455
Non-interested Directors' Fees and Expenses	31,517
NYMEX License Fee	23,459
SEC & FINRA Registration Fees	23,323
Total Expenses	$392,956
Net Gain (Loss)	$(23,483,092)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 11/1/07	$571,776,459
Additions (5,400,000 Units)	396,152,957
Withdrawals (5,800,000 Units)	(428,145,502)
Net Gain (Loss)	(23,483,092)

Net Asset Value End of Period	$516,300,822
Net Asset Value Per Unit (7,400,000 Units)	$69.77

To the Limited Partners of United States Oil Fund, LP:

Pursuant to Section 4.22(h) of the Commodities Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended November 30, 2007 is accurate and complete.

/s/ Nicholas D. Gerber

Nicholas D. Gerber
President and Chief Executive Officer
Victoria Bay Asset Management, LLC, General Partner of United States Oil Fund, LP

Victoria Bay Asset Management, LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502